Exhibit 99.1

ALLEGIANT TRAVEL COMPANY FOURTH QUARTER AND FULL YEAR 2013
FINANCIAL RESULTS
44th Consecutive Profitable Quarter
Fourth Quarter Fully Diluted Earnings per Share of $0.94
Full Year Fully Diluted Earnings per Share of $4.82

LAS VEGAS. January 29, 2014 —Allegiant Travel Company (NASDAQ: ALGT) today reported the following financial results for both the fourth quarter and full year 2013, as well as comparisons to prior year equivalents:

Unaudited	Three months ended December 31,			Twelve months ended December 31,
	2013	2012	Change	2013	2012	Change
Total operating revenue (millions)	$238.5	$222.8	7.0%	$996.2	$908.7	9.6%
Operating income (millions)	$30.3	$25.4	19.3%	$154.7	$132.3	17.0%
Operating margin	12.7%	11.4%	1.3pp	15.5%	14.6%	0.9pp
EBITDA (millions)	$47.9	$42.2	13.5%	$224.9	$190.1	18.3%
EBITDA margin	20.1%	18.9%	1.2pp	22.6%	20.9%	1.7pp
EBITDAR (millions)	$53.4	$42.2	26.5%	$234.1	$190.1	23.2%
EBITDAR margin	22.4%	18.9%	3.5pp	23.5%	20.9%	2.6pp
Net income (millions)	$17.5	$14.8	18.2%	$92.3	$78.6	17.4%
Diluted earnings per share	$0.94	$0.76	23.7%	$4.82	$4.06	18.7%
Return on capital employed				16.4%	15.6%	0.8pp

“We are very proud to report our 44th consecutive profitable quarter,” stated Maurice J. Gallagher, Jr., Chairman and CEO of Allegiant Travel Company. “This is the second consecutive year that we have grown both full year EBITDA and operating margin. As we continue to add more efficient Airbus aircraft to our operating fleet, we have the opportunity to continue margin improvement going forward. Thank you for the tireless efforts of our Team Members whose contributions were critical to our successful 2013."

Notable fourth quarter and full year 2013 company highlights

•	Added the Airbus A320 and A319 onto the Allegiant operating certificate

•	Ended 2013 with three A319 and five A320 aircraft in service. Added two more A320 aircraft in January 2014

•	Retired five MD-80 aircraft

•
Completed the conversion of 51 MD-80 aircraft to 166 seats. Will add two more MD-80 aircraft configured with 166 seats to the fleet in March 2014. We expect our MD-80 fleet to remain at 53 aircraft for the foreseeable future

•	Returned $83 million to shareholders through the repurchase of 913,806 shares in 2013

•	Paid a special dividend of $2.25 per share in early January 2014

Allegiant Q4 and FY 2013 Earnings

•	Added 44 new routes in 2013. Announced five new routes and two new cities starting service first quarter 2014

•	Delivered Allegiant2Go Mobile Boarding Pass functionality in the fourth quarter

•	Broadened third-party purchase options via one-way package and hotel-only booking path

•	Executed a new agreement with a large Las Vegas gaming company for the pre-purchase of rooms at discounted rates

•	Entered into a new three year agreement with Enterprise Holdings Inc. for the sale of rental cars

•	Included on the 100 America's Best Small Companies list by Forbes magazine

Fourth quarter and full year 2013 revenue performance

•	Full year ancillary air-related charges per passenger has increased every year for eight consecutive years

•	16th consecutive quarter of year over year increases in total fare, four percent higher than a year ago

•	Fourth quarter Florida TRASM grew by two percent despite a 35 percent growth in ASMs

•	Same store routes, those operated in both the fourth quarter 2013 and 2012, generated a three percent increase in TRASM

	4Q13	4Q12	Change	FY13	FY12	Change
Scheduled Service:
Average fare - scheduled service	$94.24	$88.59	6.4%	$91.69	$88.90	3.1%
Average fare - ancillary air-related charges	$40.63	$39.89	1.9%	$40.52	$35.72	13.4%
Average fare - ancillary third party products	$4.36	$5.19	(16.0)%	$5.21	$5.48	(4.9)%
Average fare - total	$139.22	$133.67	4.2%	$137.43	$130.10	5.6%
Scheduled service passenger revenue per ASM (PRASM) (cents)	8.32	7.99	4.1%	8.25	8.43	(2.1)%
Total scheduled service revenue per ASM (TRASM) (cents)	12.29	12.06	1.9%	12.37	12.33	0.3%
Load factor	85.2%	86.5%	-1.3pp	88.9%	89.4%	-0.5pp
Passengers (millions)	1.7	1.6	6.1%	7.1	6.6	7.8%
Average passengers per departure	141	141	—%	147	140	5.0%
Average scheduled service stage length (miles)	940	930	1.1%	952	918	3.7%
 ASMs = available seat miles
PRASM = scheduled passenger revenue per scheduled available seat mile
TRASM = (scheduled passenger revenue + ancillary air revenue + ancillary third party revenue) per scheduled available seat mile

Fourth quarter and full year 2013 cost performance

•
Full year 2013 fuel expense per ASM declined six percent primarily due to a two percent decrease in gallons per passenger. This fuel savings more than offset the one percent increase in average fuel cost per gallon. Full year system ASMs per gallon increased seven percent versus 2012

•
Full year 2013 CASM ex fuel rose five percent versus last year in part because aircraft utilization declined four percent. CASM ex fuel was also negatively impacted by expenses due to an operational disruption in September, and the FAA shutdown and the subsequent delay in placing A320s into service in December. The A320 delay drove higher expense in aircraft lease rentals as we contracted with other carriers for sub-service to fly scheduled flights, reduced crew productivity and increased expenses to temporarily assign flight crews to bases to support unplanned MD-80 flying in place of planned A320 flying

•
Fourth quarter salary and benefits expense increased 17 percent due to a 13 percent increase in full time equivalent employees to support fleet growth and more inflight staff to crew larger gauge MD-80 aircraft, increased bonus accrual which is tied to higher levels of profitability and higher stock compensation expense

•	Fourth quarter sales and marketing expense increased 46 percent due to advertising to support the launch of new routes

Allegiant Q4 and FY 2013 Earnings

•	Fourth quarter aircraft lease rental expense was $5.5 million due to having two leased aircraft (none a year ago) and $4.2 million of sub-service expense due to the delays in planned A320 flying

•	Fourth quarter other expense increased 16 percent due to increases in flight crew training, contractor IT development resources, and losses on consignment and disposal of assets

•	Certain fourth quarter non-cash expenses totaled $5.4 million for the quarter and $19.3 million for the year. Please see the non-cash expense table in the Non-GAAP presentation for further detail

	4Q13	4Q12	Change	FY13	FY12	Change
Total System*:
Operating expense per passenger	$121.80	$118.49	2.8%	$116.20	$111.12	4.6%
Operating expense per passenger, excluding fuel	$68.68	$63.50	8.2%	$62.95	$56.99	10.5%
Operating expense per ASM (CASM) (cents)	10.61	10.50	1.0%	10.33	10.37	(0.4)%
Operating expense, excluding fuel per ASM (CASM ex fuel) (cents)	5.98	5.63	6.2%	5.60	5.32	5.3%
Average block hours per aircraft per day	5.3	5.3	—%	5.5	5.7	(3.5)%
Average system stage length (miles)	922	882	4.5%	933	872	7.0%
* - Total system includes scheduled service, fixed-fee contract and non-revenue flying.

Full year and first quarter 2014 cost trends

•
Full year CASM ex fuel is expected to increase between four and seven percent due to a more normalized maintenance and repair expense of between $100 thousand and $110 thousand per aircraft per month, start-up expenses in non-airline subsidiaries (which do not generate airline capacity or ASMs) and continued investment in operations and IT management

•
First quarter 2014 CASM ex fuel is expected to increase between 13 and 15 percent due to expenses associated with the delay in training A320 crews resulting from the FAA shutdown and its continued effects and the subsequent delay in placing the A320 on the certificate, lower than planned capacity growth due to the same issue, higher maintenance expense due to substantially more heavy maintenance events scheduled in the quarter, and start-up expenses in two new non airline initiatives which do not generate airline capacity or ASMs. The effects of the A320 delays and non-airline activities are expected to account for 53 percent of the increase in CASM ex fuel for the quarter

Third party products performance

•	Full year transportation net revenue (revenue derived from car rentals) increased 11 percent

•	Las Vegas represented 82 percent of hotel net revenue in 2013, down from 87 percent in 2012 and 90 percent in 2011

•
Full year hotel net revenue excluding the effect of an air discount increased 25 percent versus last year. In the fourth quarter of 2012, the company phased out offering an air discount tied to hotel sales in order to increase overall company profitability

Supplemental Ancillary Revenue Information Unaudited (millions)	4Q13	4Q12	Change	FY13	FY12	Change
Gross ancillary revenue - third party products	$23.8	$24.9	(4.4)%	$120.7	$119.0	1.4%
Cost of goods sold	($16.2)	($16.2)	—%	($81.9)	($79.0)	3.7%
Transaction costs*	($0.2)	($0.6)	(66.7)%	($1.8)	($3.9)	(53.8)%
Ancillary revenue - third party products	$7.3	$8.2	(11.0)%	$37.0	$36.1	2.5%
As percent of gross	30.7%	32.8%	(2.1)pp	30.7%	30.3%	0.4pp
As percent of income before taxes	26.3%	34.9%	(8.6)pp	25.2%	29.0%	(3.8)pp
Ancillary revenue - third party products/scheduled passenger	$4.36	$5.19	(16.0)%	$5.21	$5.48	(4.9)%

Hotel room nights (thousands)	124.7	137.5	(9.3)%	595.7	690.1	(13.7)%
Rental car days (thousands)	160.7	169.1	(5.0)%	844.9	763.4	10.7%
* - Includes payment expenses and travel agency commissions.

Allegiant Q4 and FY 2013 Earnings

Balance sheet highlights

•	Returned $42 million to shareholders through a special dividend of $2.25 per share

•	Repurchased 913,806 shares of common stock for $83 million in 2013. The company has $40 million in repurchase authority remaining

•	Cumulative return of capital in the form of re-purchases of shares and special dividends totals $277 million as of January 2014

•	$178 million in capital expenditures during 2013, 83 percent for the purchase of eight Airbus series aircraft and a new headquarters building

•	Issued $106 million in debt in 2013, $96 million secured by eight A320 series aircraft and $10 million by the new headquarters building

•
Paid down $23 million in debt including $10.5 million previously secured by four 757 aircraft. $9 million in debt remains secured by the remaining two 757 aircraft in our fleet as well as a term loan due in 2017 of $122 million secured by MD-80 aircraft and parts

•	2014 CAPEX is expected to be between $60 and $80 million primarily driven by two A320 purchases occurring at the end of 2014 and IT projects

Unaudited (millions)	12/31/2013	12/31/2012	Change
Unrestricted cash*	$387.1	$352.7	9.8%
Total debt	$234.3	$150.9	55.3%
Total Allegiant Travel Company stockholders’ equity	$375.7	$400.5	(6.2)%

	For the Year Ended December 31,
Unaudited (millions)	2013	2012	Change
Capital expenditures	$177.6	$105.1	69.0%
* - Unrestricted cash includes investments in marketable securities.

At this time, Allegiant Travel Company provides the following guidance to investors, subject to revision.

Allegiant Q4 and FY 2013 Earnings

Guidance, subject to revision

Revenue guidance	January 2014	1Q14
Estimated PRASM year-over-year change	6.5 to 8.5%	(2) to 0%
Estimated TRASM year-over-year change	2 to 4%	(4) to (2)%

Fixed fee and other revenue guidance		1Q14
Fixed fee and other revenue (millions)		$1 to $3

Capacity guidance
System	1Q14	2Q14	FY14
Departure year-over-year growth	8 to 12%	10 to 14%
ASM year-over-year growth	10 to 14%	8 to 12%	9 to 13%
Scheduled
Departure year-over-year growth	8 to 12%	10 to 14%
ASM year-over-year growth	10 to 14%	8 to 12%	9 to 13%

Cost guidance	1Q14		FY14
CASM ex fuel – year-over-year change	13 to 15%		4 to 7%
CASM - year-over-year change	4 to 6%		1 to 4%
Assumed fuel cost per gallon	$3.32		$3.22

CAPEX guidance			FY14
Capital expenditures (millions)			$60 to $80
 CASM ex fuel – cost per available seat mile excluding fuel expense
CASM - total operating expenses / system ASMs
Fuel assumptions are modeled as of January 20, 2014

Aircraft fleet plan by end of period

Aircraft	YE13	1Q14	YE14	YE15
MD-80 (150)	1	—	—	—
MD-80 (166*)	51	53	53	53
757	6	6	6	6
A319	3	3	4	10
A320	5	7	7	9
Total	66	69	70	78
Aircraft listed in table above include only in service aircraft
* - MD-80s converted to 166 seats from 150 seats

Allegiant Travel Company will host a conference call with analysts at 4:30 p.m. ET Wednesday, January 29, 2014 to discuss its fourth quarter and full year 2013 financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiant.com. The webcast will also be archived in the “Events & Presentations” section of the website.

Allegiant Q4 and FY 2013 Earnings

Allegiant, Travel is our deal.®
Las Vegas-based Allegiant Travel Company® (NASDAQ: ALGT) is focused on linking travelers in small cities to world-class leisure destinations. Through its subsidiary, Allegiant Air, the company operates a low-cost, high-efficiency, all-jet passenger airline, and offers other travel-related products such as hotel rooms, rental cars, and attraction tickets through its website, allegiant.com. The company has been named one of America’s 100 Best Small Companies by Forbes Magazine for four consecutive years.  ALGT/G

Media Inquiries: Brian Davis
mediarelations@allegiantair.com

Investor Inquiries: Chris Allen
ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding future unit revenue, future operating expense, ASM growth, departure growth, fixed-fee and other revenues, expected capital expenditures, number of contracted aircraft to be placed in service in the future, timing of aircraft retirements, as well as other information concerning future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," “guidance,” "anticipate," "intend," "plan," "estimate", “project”, “hope” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov . These risk factors include, without limitation, volatility of fuel costs, labor issues, the effect of the economic downturn on leisure travel, debt covenants, terrorist attacks, risks inherent to airlines, our introduction of an additional aircraft type, demand for air services to our leisure destinations from the markets served by us, our dependence on our leisure destination markets, our competitive environment, problems with our aircraft, our reliance on our automated systems, economic and other conditions in markets in which we operate, aging aircraft and other governmental regulation, increases in maintenance costs and cyclical and seasonal fluctuations in our operating results.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company
Consolidated Statements of Income
Three months ended December 31, 2013 and 2012
(in thousands, except per share amounts)
(Unaudited)

	Three months ended December 31,		Percent
	2013	2012	change
OPERATING REVENUE:
Scheduled service revenue	$157,619	$139,668	12.9
Ancillary revenue:
Air-related charges	67,952	62,899	8.0
Third party products	7,297	8,184	(10.8)
Total ancillary revenue	75,249	71,083	5.9
Fixed fee contract revenue	5,194	11,375	(54.3)
Other revenue	409	712	(42.6)
Total operating revenue	238,471	222,838	7.0
OPERATING EXPENSES:
Aircraft fuel	90,797	91,638	(0.9)
Salary and benefits	39,676	33,933	16.9
Station operations	19,561	20,655	(5.3)
Maintenance and repairs	16,045	19,029	(15.7)
Sales and marketing	5,951	4,081	45.8
Aircraft lease rentals	5,534	—	NM
Depreciation and amortization	17,374	16,667	4.2
Other	13,251	11,458	15.6
Total operating expenses	208,189	197,461	5.4
OPERATING INCOME	30,282	25,377	19.3
As a percent of total operating revenue	12.7%	11.4%
OTHER (INCOME) EXPENSE:
Earnings from unconsolidated affiliates, net	(9)	(43)	(79.1)
Interest income	(238)	(242)	(1.7)
Interest expense	2,754	2,210	24.6
Total other (income) expense	2,507	1,925	30.2
INCOME BEFORE INCOME TAXES	27,775	23,452	18.4
As a percent of total operating revenue	11.6%	10.5%
PROVISION FOR INCOME TAXES	10,510	8,810	19.3
NET INCOME	17,265	14,642	17.9
Net loss attributable to noncontrolling interest	(211)	(124)	70.2
NET INCOME ATTRIBUTABLE TO ALLEGIANT TRAVEL COMPANY	17,476	14,766	18.4
Earnings per share to common stockholders (1):
Basic	$0.96	$0.78	23.1
Diluted	$0.94	$0.76	23.7
Weighted average shares outstanding used in computing earnings per share to common stockholders (1):
Basic	18,424	19,154	(3.8)
Diluted	18,596	19,371	(4.0)

(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share for the periods presented reflect the two-class method mandated by accounting guidance for the calculation of earnings per share. The two-class method adjusts both the net income and shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
Three months ended December 31, 2013 and 2012
(Unaudited)

	Three months ended December 31,		Percent
	2013	2012	change*
OPERATING STATISTICS
Total system statistics
Passengers	1,709,289	1,666,501	2.6
Revenue passenger miles (RPMs) (thousands)	1,646,717	1,578,841	4.3
Available seat miles (ASMs) (thousands)	1,961,632	1,879,791	4.4
Load factor	83.9%	84.0%	(0.1)
Operating revenue per ASM (RASM) (cents)	12.16	11.85	2.6
Operating expense per ASM (CASM) (cents)	10.61	10.50	1.0
Fuel expense per ASM (cents)	4.63	4.87	(4.9)
Operating CASM, excluding fuel (cents)	5.98	5.63	6.2
Operating expense per passenger	$121.80	$118.49	2.8
Fuel expense per passenger	$53.12	$54.99	(3.4)
Operating expense per passenger, excluding fuel	$68.68	$63.50	8.2
ASMs per gallon of fuel	68.4	65.6	4.3
Departures	12,477	12,802	(2.5)
Block hours	30,253	30,223	0.1
Average stage length (miles)	922	882	4.5
Average number of operating aircraft during period	61.9	62.1	(0.3)
Average block hours per aircraft per day	5.3	5.3	—
Full-time equivalent employees at period end	2,065	1,821	13.4
Fuel gallons consumed (thousands)	28,680	28,668	—
Average fuel cost per gallon	$3.17	$3.20	(0.9)
Scheduled service statistics
Passengers	1,672,604	1,576,641	6.1
Revenue passenger miles (RPMs) (thousands)	1,615,074	1,512,063	6.8
Available seat miles (ASMs) (thousands)	1,894,958	1,747,920	8.4
Load factor	85.2%	86.5%	(1.3)
Departures	11,821	11,192	5.6
Average passengers per departure	141	141	—
Scheduled service seats per departure	168.3	165.4	1.8
Block hours	29,045	27,527	5.5
Yield (cents)	9.76	9.24	5.6
Scheduled service revenue per ASM (PRASM) (cents)	8.32	7.99	4.1
Total ancillary revenue per ASM (cents)	3.97	4.07	(2.5)
Total scheduled service revenue per ASM (TRASM) (cents)	12.29	12.06	1.9
Average fare - scheduled service	$94.24	$88.59	6.4
Average fare - ancillary air-related charges	$40.63	$39.89	1.9
Average fare - ancillary third party products	$4.36	$5.19	(16.0)
Average fare - total	$139.22	$133.67	4.2
Average stage length (miles)	940	930	1.1
Fuel gallons consumed (thousands)	27,653	26,368	4.9
Average fuel cost per gallon	$3.21	$3.37	(4.7)
Percent of sales through website during period	94.2%	91.7%	2.5

* Except load factor and percent of sales through website, which is percentage point change.

Allegiant Travel Company
Consolidated Statements of Income
Twelve months ended December 31, 2013 and 2012
(in thousands, except per share amounts)
(Unaudited)

	Twelve months ended December 31,		Percent
	2013	2012	change
OPERATING REVENUE:
Scheduled service revenue	$651,318	$586,036	11.1
Ancillary revenue:
Air-related charges	287,857	235,436	22.3
Third party products	37,030	36,124	2.5
Total ancillary revenue	324,887	271,560	19.6
Fixed fee contract revenue	17,462	42,905	(59.3)
Other revenue	2,483	8,218	(69.8)
Total operating revenue	996,150	908,719	9.6
OPERATING EXPENSES:
Aircraft fuel	385,558	378,195	1.9
Salary and benefits	158,627	133,295	19.0
Station operations	78,231	78,357	(0.2)
Maintenance and repairs	72,818	73,897	(1.5)
Sales and marketing	21,678	19,222	12.8
Aircraft lease rentals	9,227	—	NM
Depreciation and amortization	69,264	57,503	20.5
Other	46,010	35,946	28.0
Total operating expenses	841,413	776,415	8.4
OPERATING INCOME	154,737	132,304	17.0
As a percent of total operating revenue	15.5%	14.6%
OTHER (INCOME) EXPENSE:
Earnings from unconsolidated affiliates, net	(393)	(99)	297.0
Interest income	(1,043)	(983)	6.1
Interest expense	9,493	8,739	8.6
Total other (income) expense	8,057	7,657	5.2
INCOME BEFORE INCOME TAXES	146,680	124,647	17.7
As a percent of total operating revenue	14.7%	13.7%
PROVISION FOR INCOME TAXES	54,900	46,233	18.7
NET INCOME	91,780	78,414	17.0
Net loss attributable to noncontrolling interest	(493)	(183)	169.4
NET INCOME ATTRIBUTABLE TO ALLEGIANT TRAVEL COMPANY	92,273	78,597	17.4
Earnings per share to common stockholders (1):
Basic	$4.85	$4.10	18.3
Diluted	$4.82	$4.06	18.7
Weighted average shares outstanding used in computing earnings per share to common stockholders (1):
Basic	18,936	19,079	(0.7)
Diluted	19,050	19,276	(1.2)

(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share for the periods presented reflect the two-class method mandated by accounting guidance for the calculation of earnings per share. The two-class method adjusts both the net income and shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
Twelve months ended December 31, 2013 and 2012
(Unaudited)

	Twelve months ended December 31,		Percent
	2013	2012	change*
OPERATING STATISTICS
Total system statistics
Passengers	7,241,063	6,987,324	3.6
Revenue passenger miles (RPMs) (thousands)	7,129,416	6,514,056	9.4
Available seat miles (ASMs) (thousands)	8,146,135	7,487,276	8.8
Load factor	87.5%	87.0%	0.5
Operating revenue per ASM (RASM) (cents)	12.23	12.14	0.7
Operating expense per ASM (CASM) (cents)	10.33	10.37	(0.4)
Fuel expense per ASM (cents)	4.73	5.05	(6.3)
Operating CASM, excluding fuel (cents)	5.60	5.32	5.3
Operating expense per passenger	$116.20	$111.12	4.6
Fuel expense per passenger	$53.25	$54.13	(1.6)
Operating expense per passenger, excluding fuel	$62.95	$56.99	10.5
ASMs per gallon of fuel	67.6	63.0	7.3
Departures	51,083	53,615	(4.7)
Block hours	125,449	124,610	0.7
Average stage length (miles)	933	872	7.0
Average number of operating aircraft during period	62.9	60.2	4.5
Average block hours per aircraft per day	5.5	5.7	(3.5)
Full-time equivalent employees at period end	2,065	1,821	13.4
Fuel gallons consumed (thousands)	120,476	118,839	1.4
Average fuel cost per gallon	$3.20	$3.18	0.6
Scheduled service statistics
Passengers	7,103,375	6,591,707	7.8
Revenue passenger miles (RPMs) (thousands)	7,015,108	6,220,320	12.8
Available seat miles (ASMs) (thousands)	7,892,896	6,954,408	13.5
Load factor	88.9%	89.4%	(0.5)
Departures	48,389	46,995	3.0
Average passengers per departure	147	140	5.0
Scheduled service seats per departure	168.4	159.7	5.4
Block hours	120,620	113,671	6.1
Yield (cents)	9.28	9.42	(1.5)
Scheduled service revenue per ASM (PRASM) (cents)	8.25	8.43	(2.1)
Total ancillary revenue per ASM (cents)	4.12	3.90	5.6
Total scheduled service revenue per ASM (TRASM) (cents)	12.37	12.33	0.3
Average fare - scheduled service	$91.69	$88.90	3.1
Average fare - ancillary air-related charges	$40.52	$35.72	13.4
Average fare - ancillary third party products	$5.21	$5.48	(4.9)
Average fare - total	$137.43	$130.10	5.6
Average stage length (miles)	952	918	3.7
Fuel gallons consumed (thousands)	116,370	109,257	6.5
Average fuel cost per gallon	$3.25	$3.37	(3.6)
Percent of sales through website during period	92.0%	90.1%	1.9

* Except load factor and percent of sales through website, which is percentage point change.

Allegiant Travel Company
Non-GAAP Presentations
Three and Twelve Months Ended December 31, 2013 and 2012
(Unaudited)

"EBITDA" represents earnings before interest expense, income taxes, depreciation and amortization. EBITDAR is EBITDA less aircraft rentals. Neither EBITDA nor EBITDAR is a calculation based on generally accepted accounting principles and should not be considered as an alternative to net income or operating income as indicators of our financial performance or to cash flow as a measure of liquidity. EBITDA and EBITDAR are included as supplemental disclosures because we believe they are useful indicators of our operating performance. Further, both EBITDA and EBITDAR are well-recognized performance measurements that are frequently used by securities analysts, investors and other interested parties in comparing the operating performance of companies. We believe EBITDA and EBITDAR are useful in evaluating our operating performance compared to our competitors because their calculation generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions and lease versus purchase decisions, which items may vary between periods and for different companies for reasons unrelated to overall operating performance. The following represents the reconciliation of EBITDA and EBITDAR to net income for the periods indicated below.

The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of our use of the non-GAAP financial measures EBITDA and EBITDAR to supplement our consolidated financial statements presented on a GAAP basis, Regulation G requires us to include in this press release a presentation of the most directly comparable GAAP measure, which is net income, and a reconciliation of the non-GAAP measures to the most comparable GAAP measure.  Our utilization of non-GAAP measurements is not meant to be considered in isolation or as a substitute for net income or other measures of financial performance prepared in accordance with GAAP. Neither EBITDA nor EBITDAR is a GAAP measurement and our use of these measures may not be comparable to similarly titled measures employed by other companies in the airline and travel industry. The reconciliations to GAAP net income follow.

	Three months ended December 31,		Percent
(in thousands)	2013	2012	change
Net income attributable to Allegiant Travel Company	17,476	14,766	18.4%
Plus (minus)
Interest income	(238)	(242)	(1.7)%
Interest expense	2,754	2,210	24.6%
Provision for income taxes	10,510	8,810	19.3%
Depreciation and amortization	17,374	16,667	4.2%
EBITDA	$47,876	$42,211	13.4%
Aircraft lease rentals	5,534	—	NM
EBITDAR	$53,410	$42,211	26.5%

Total revenue	$238,471	$222,838	7.0%
EBITDA margin	20.1%	18.9%	1.2 pp
EBITDAR margin	22.4%	18.9%	3.5 pp

	Twelve months ended December 31,		Percent
(in thousands)	2013	2012	change
Net income attributable to Allegiant Travel Company	92,273	78,597	17.4%
Plus (minus)
Interest income	(1,043)	(983)	6.1%
Interest expense	9,493	8,739	8.6%
Provision for income taxes	54,900	46,233	18.7%
Depreciation and amortization	69,264	57,503	20.5%
EBITDA	$224,887	$190,089	18.3%
Aircraft lease rentals	9,227	—	NM
EBITDAR	$234,114	$190,089	23.2%

Total revenue	$996,150	$908,719	9.6%
EBITDA margin	22.6%	20.9%	1.7 pp
EBITDAR margin	23.5%	20.9%	2.6 pp

	Twelve months ended December 31,
Return on capital calculation (millions)	2013	2012
Net income	92.3	78.6
Income tax	54.9	46.2
Interest expense	9.5	8.7
Less interest income	(1.0)	(1.0)
	155.7	132.5

Interest income	1.0	1.0
Tax rate	37.4%	37.1%
Numerator	98.1	84.0

Total assets prior year end	798.2	706.7
Less current liabilities prior year end	210.5	177.5
Short term debt prior year end	11.6	7.9
Denominator	599.3	537.1
Return on capital employed	16.4%	15.6%

To provide more transparency into operating expenses for the quarter and the full year, the company experienced the following non-cash expense items in 2013.

Non-cash items (millions)	4Q13	2013
Stock based compensation	$1.9	$9.8
Loss - disposed assets	$3.0	$8.0
Lease maintenance accrual	$0.5	$1.5
Total non-cash items	$5.4	$19.3

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